Exhibit 2.1(a)

                            ASSET PURCHASE AGREEMENT



                                 by and between
                     AVALON DIGITAL MARKETING SYSTEMS, INC.
                                  (as "Seller")

                                       And
                             SILVERPOP SYSTEMS INC.
                                (as "Purchaser")



                               Dated June 30, 2003

                            ASSET PURCHASE AGREEMENT

1.    Sale and Purchase of Assets.................................................................................4
   1.1.     Purchased Assets......................................................................................4
   1.2.     Excluded Assets.......................................................................................7
   1.3.     Instruments of Transfer...............................................................................7
   1.4.     Appointment of Purchaser as Attorney of Seller........................................................8
   1.5.     Consents Required for Transfer........................................................................8
   1.6.     Personal Information..................................................................................8

2.    Assumption of Certain Liabilities...........................................................................9
   2.1.     Assumed Obligations...................................................................................9
   2.2.     Excluded Liabilities.................................................................................10
   2.3.     Instruments to Assume Liabilities....................................................................11

3.    Closing; Closing Date......................................................................................11

4.    Purchase Price.............................................................................................11

5.    Representations and Warranties of Seller...................................................................12
   5.1.     Organization, Corporate Power and Authority..........................................................12
   5.2.     Authorization of Agreement...........................................................................12
   5.3.     Effect of Agreement..................................................................................13
   5.4.     Governmental Approvals...............................................................................13
   5.5.     SEC Filings; Representations and Warranties..........................................................13
   5.6.     No Brokers or Finders................................................................................14
   5.7.     Absence of Certain Changes...........................................................................14
   5.8.     Permits; Compliance with Laws........................................................................14
   5.9.     Employment Matters...................................................................................15
   5.10.    Employment Benefits Plans............................................................................15
   5.11.    Contracts............................................................................................16
   5.12.    Seller's Financial Statements........................................................................18
   5.13.    Trade Accounts and Other Receivables.................................................................18
   5.14.    Litigation...........................................................................................18
   5.15.    Environmental Matters................................................................................19
   5.16.    Intellectual Property................................................................................19
   5.17.    Taxes................................................................................................22
   5.18.    Properties...........................................................................................23
   5.19.    Certain Business Practices...........................................................................23
   5.20.    Related Parties......................................................................................24
   5.21.    Business Activity Restriction........................................................................24
   5.22.    Illegal Discrimination...............................................................................24
   5.23.    No Material Statement or Omission of Material Fact...................................................24

6.    Representations and Warranties of Purchaser................................................................24
   6.1.     Organization.........................................................................................25
   6.2.     Corporate Power and Authority........................................................................25
   6.3.     No Consent Necessary.................................................................................25
   6.4.     No Material Statement or Omission of Material Fact...................................................25

7.    Covenants..................................................................................................26
   7.1.     Accrued Vacation.....................................................................................26

   7.2.     Purchaser Access to Books and Records................................................................26
   7.3.     Seller Access to Books and Records...................................................................26
   7.4.     Benefits.............................................................................................26
   7.5.     No Employee Plan Liability...........................................................................26
   7.6.     No Employee Liabilities..............................................................................27
   7.7.     Consents; Failure to Obtain Consents.................................................................27
   7.8.     Further Assistance...................................................................................27
   7.9.     Cooperation on Accounts Receivable...................................................................28
   7.10.    Tax Returns..........................................................................................28
   7.11.    Proration............................................................................................29
   7.12.    Seller Covenant Not to Compete.......................................................................29
   7.13.    Transition Cooperation; Mail Received After Closing..................................................29
   7.14.    Confidentiality......................................................................................29
   7.15.    Sales Tax............................................................................................30

8.    Conditions of Closing; Effect of Closing...................................................................30
   8.1.     Conditions Precedent to the Obligations of Purchaser.................................................30
   8.2.     Conditions Precedent to Obligations of Seller........................................................32

9.    Certificates and Deliveries................................................................................33
   9.1.     No Waiver by Purchaser...............................................................................33
   9.2.     No Waiver by Seller..................................................................................33

10.      Indemnification; Survival of Representations, Warranties, Etc...........................................34
   10.1.    Survival of Representations and Warranties...........................................................34
   10.2.    Seller Indemnities...................................................................................34
   10.3.    Purchaser Indemnities................................................................................34
   10.4.    Notice Procedure and Contents........................................................................35
   10.5.    Injured Party Defense................................................................................35
   10.6.    Failure of Indemnifying Party to Defend..............................................................36
   10.7.    Assertion of Additional Claims.......................................................................36
   10.8.    Punitive Damages.....................................................................................36

11.      Dispute Resolution......................................................................................37

12.      Termination.............................................................................................37
   12.1.    Termination Methods..................................................................................37
   12.2.    Remedies Upon Termination............................................................................38

13.      Miscellaneous...........................................................................................38
   13.1.    Entire Agreement.....................................................................................38
   13.2.    No Third Party Beneficiaries.........................................................................38
   13.3.    Notices..............................................................................................38
   13.4.    Waiver in Writing....................................................................................39
   13.5.    Interpretation.......................................................................................39
   13.6.    Governing Law........................................................................................39
   13.7.    Fees and Expenses....................................................................................40
   13.8.    Public Communications................................................................................40
   13.9.    Assignment...........................................................................................40
   13.10.   Consummation.........................................................................................40
   13.11.   Heading..............................................................................................40
   13.12.   Counterparts.........................................................................................40
      List of Exhibits...........................................................................................42

                            ASSET PURCHASE AGREEMENT



         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made as of this 30th day of June, 2003, by and among SILVERPOP SYSTEMS INC., a Delaware corporation having its principal place of business at 11 Piedmont Center, Suite 510, Atlanta, Georgia ("Purchaser"); AVALON DIGITAL MARKETING SYSTEMS INC., a Delaware corporation having its principal place of business at 19782 MacArthur Boulevard, Irvine, California ("Seller").


                                   WITNESSETH:


         WHEREAS, Seller is engaged in the business of providing e-mail marketing services utilizing the Seller's Radical Mail, Messenger, Control Commerce and Launchpad proprietary software applications, together with modifications made thereto, and the technology of the business formerly known as MindArrow, generally (the "BUSINESS"); and


         WHEREAS, Seller desires to sell, transfer, convey and assign, and Purchaser desires to purchase and acquire certain of the assets, properties and rights of Seller used in connection with or otherwise relating to the Business, subject to the assumption by Purchaser of certain liabilities and obligations of Seller relating to the Business, on the terms and conditions hereinafter set forth;


         NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. SALE AND PURCHASE OF ASSETS.

     1.1. PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, on the Closing Date (as such term is defined in Section 3 hereof), Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase and acquire, excluding the Excluded Liabilities (as hereinafter defined), all of the right, title and interest of Seller in and to the assets, properties and rights used in connection with or otherwise relating to the Business, including, without limitation, those assets listed in clauses
1.1.1 through 1.1.20 below, whether tangible and intangible, real, personal and mixed, as the same shall exist on the Closing Date (collectively, the "Assets"), specifically the following assets, properties and rights, insofar as such assets, properties and rights are used in connection with or otherwise relate to the Business:

            1.1.1. All equipment, furniture, fixtures, supplies, and other items of personal property owned or leased by Seller, in either case as used in the Business, including, without limitation, the tangible personal property listed on Schedule 1.1.1 hereto;

            1.1.2. All rights of Seller under all leases with respect to any tangible personal property used in the Business, including without limitation the leases listed on Schedule 1.1.2 hereto (the "EQUIPMENT LEASES");

            1.1.3. All rights of Seller under that certain real estate lease by and between Seller and The Integrity Fund II Limited Partnership for the offices located at 19782 MacArthur Boulevard, Suite 100, Irvine, California 92612, dates as of July 1, 2003 (as further described on Schedule 1.1.3 hereto) (the "REAL ESTATE LEASE");

            1.1.4. As more specifically described on Schedule 1.1.4, all rights of Seller (regardless of whether created or owned or obtained through a license, agreement or otherwise) in and to all (a) patents, patent applications, patent disclosures, re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto, all as used by Seller in connection with the Business, (b) trademarks, trade names, service marks, trade dress, logos, Internet domain names, and firm names and registrations and applications for registration thereof and all goodwill associated therewith, all as used by Seller in connection with the Business, (c) copyrights and any renewal rights therefor, maskworks, database protection rights, and moral rights, and all registrations thereof and applications for registration thereof, all as used by Seller in connection with the Business, (d) trade secrets and confidential business information, all as used by Seller in connection with the Business, and (e) all subject matter protected under or as any of the foregoing (including without limitation all Software Programs (as defined in Section 5.16.7), works of authorship, ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how, processes and techniques, research and development information, drawings, flow charts, specifications, designs, plans, proposals, technical data, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), that are or have been used by Seller in (including without limitation in the development of) the Business and/or in any product, technology or process (i) currently being or formerly manufactured, published, marketed or otherwise used by Seller in connection with the Business; (ii) previously or currently under development (whether directly by, or on behalf of, Seller) for possible future manufacturing, publication, marketing, or other use by Seller in connection with the Business; or (iii) relating to products or services provided in the conduct of the Business (collectively, the "INTELLECTUAL PROPERTY");

            1.1.5. All rights to sue and collect damages for any and all past and future infringement, misappropriation or other violation of the Intellectual Property;

            1.1.6. All software products, user manuals, training guides, software design and development tools and scripts, whether owned, licensed or under development by Seller, including without limitation all Software Programs (as defined in Section 5.16.7), any and all source and object codes relating thereto, any and all enhancements, modifications and additions thereto which Seller develops prior to the Closing Date, in each case as existing as of the Closing Date, all software design and development tools and scripts, and modifications and additions to such tools and scripts which were or are used in the development, operation or maintenance of the foregoing, including without limitation any and all source and object codes, utilities, designs, engineering specifications, program flowcharts, documentation describing the interrelationships and functions of each program, routine or module relating to the Software Programs, and all other information and materials that assist in developing, building, using and maintaining the Software Programs, in each case as existing as of the Closing Date;

            1.1.7. All rights of Seller under all license, contracts or other agreements under which Seller licenses Intellectual Property, including but not limited to, Software Programs (as defined in Section 5.16.7), or provides other products or services to customers of the Business, including without limitation the License Agreements (as defined in Section 5.16.1) listed on Schedule 1.1.7 hereto;

            1.1.8. All trade accounts receivable and all notes, bonds and other evidences of indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business, including but not limited to those items specifically described on Schedule 1.1.8, and including any rights of Seller with respect to any third party collection procedures or any other actions or proceedings which have been commenced in connection therewith, together with the proceeds in respect of any such accounts receivable (the "ACCOUNTS RECEIVABLE").

            1.1.9. All work in progress of Seller, wherever located;

            1.1.10. All causes of action, judgments, claims, demands, rights of action and other rights of Seller of every kind or nature arising from or related to the Business from and after the Closing Date, whether choate or inchoate, known or unknown, or contingent or non-contingent;

            1.1.11. As more specifically described on Schedule 1.1.11, all rights, benefits, claims and proceeds under any insurance policy of Seller arising from or relating to the Assets, the Business or the Assumed Obligations (as defined in Section 2.1) prior to the Closing Date;

            1.1.12. All rights of Seller relating to, or arising out of, or under, express or implied warranties from suppliers or other vendors of Seller with respect to the Assets or the Business;

            1.1.13. As more specifically described on Schedule 1.1.13, all of Seller's rights, title and interest in and to all prepaid expenses, claims for refunds and rights to offset in respect thereof with respect to the Business;

            1.1.14. All books and records of Seller pertaining to the Assets acquired, including, but not limited to, accounting records, books, records, operating data, credit information, warranty records, export and licensing records, correspondence, employment records, production records, property records, mailing lists, customer and vendor lists, marketing and service records and literature, and other records and files relating to the Business, but excluding any books and records relating to any of the Excluded Assets or Excluded Liabilities (each as defined below);

            1.1.15. All of Seller's rights, title and interest in and to all contracts with customers with respect to the Business, including, without limitation, professional services agreements, software license agreements, software maintenance agreements, and any other customer contracts, all of which are listed on Schedule 1.1.15 the ("CUSTOMER CONTRACTS");

            1.1.16. All of Seller's rights, title and interest in and to all other leases, contracts, commitments and other agreements to which Seller is a party with respect to the Business or in which Seller has rights thereunder, including without limitation the contracts listed on Schedule 1.1.16 hereto (the "OTHER CONTRACTS") (collectively, the Customer Contracts and Other Contracts may be referred to collectively herein as the "ASSUMED CONTRACTS");

            1.1.17. As more specifically described on Schedule 1.1.17, all sales leads, contacts, and outstanding offers or solicitations related to the Business made by or to Seller to enter into any contract or license agreement, including, but not limited to, any Customer Contract;

            1.1.18. As more specifically described on Schedule 1.1.18, all governmental permits, licenses and approvals which relate to the Assets, the Business or the Assumed Obligations (as defined in Section 2.1), to the extent transferable;

            1.1.19. All of Seller's rights, title and interest in and to those portions of any contracts with current or former employees or contractors of Seller containing covenants that inure to the benefit (but not the detriment) of Seller relating to non-solicitation of employees or customers, non-competition or non-disclosure of confidential information, as such relate in any way to the Business or the Assets; and

            1.1.20. The goodwill and all other intangible assets of Seller used in connection with or otherwise relating to the Assets and the Business.

     Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any obligation or liability in respect thereof unless Purchaser expressly assumes such obligations and liability pursuant to Section 2.1 hereof.

     1.2. EXCLUDED ASSETS. Anything contained in Section 1.1 hereof to the contrary notwithstanding, the following assets, properties and rights of Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets, and shall remain the property of Seller after the Closing:

            1.2.1. The consideration delivered by Purchaser to Seller pursuant to this Agreement; 1.2.2. Any rights of Seller under this Agreement;

            1.2.3. The minute books, corporate seal, charter documents and stock transfer books and records of Seller;

            1.2.4. Cash and cash equivalents and investment accounts; 1.2.5. Tax (as such term is defined in Section 5.17 hereto) refunds for any Tax period on or prior to the Closing Date;

            1.2.6. Any causes of action, judgments, claims, demands, rights of action and other rights of Seller of every kind or nature, whether choate or inchoate, known or unknown, or contingent or non-contingent, arising out of events or occurrences from or related to the Business on or prior to the Closing Date; and

            1.2.7. All assets of Seller other than the Assets expressly purchased by Purchaser pursuant to this Agreement, including, without limitation, all assets, properties and rights used by Seller in connection with developing, maintaining, supporting, marketing, selling, distributing and otherwise exploiting Seller's Category 5 business, including the Courier proprietary software application, together with modifications made thereto, and all other assets that comprise the business of Seller other than the Business (the "RETAINED BUSINESS").

     1.3. INSTRUMENTS OF TRANSFER. The sale of the Assets as herein contemplated shall be effected by such bills of sale, endorsements, assignments, drafts, checks, deeds and other instruments of transfer, conveyance and assignment as shall be necessary or appropriate to transfer, convey and assign the Assets to Purchaser on the Closing Date as contemplated by this Agreement and as shall be reasonably requested by Purchaser, including but not limited to the Intellectual Property assignments in the forms as included in Exhibit A (the "INTELLECTUAL PROPERTY ASSIGNMENTS").

     1.4. APPOINTMENT OF PURCHASER AS ATTORNEY OF SELLER. Effective upon the Closing Date, Seller hereby irrevocably constitutes and appoints Purchaser, its successors and assigns, the true and lawful attorney of Seller with full power of substitution, in the name of Purchaser, or in the name of Seller, on behalf of and for the benefit of Purchaser, to collect items being transferred, conveyed and assigned to Purchaser as part of the Assets, to endorse, without recourse, checks, notes and other instruments in the name of Seller, to institute and prosecute, in the name of Seller, or otherwise, all proceedings which

Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such other acts in relation thereto as Purchaser may deem advisable. Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by Seller. Seller further agrees that Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers, and Seller shall promptly transfer and deliver to Purchaser any cash or other property received by Seller after the Closing Date in respect of any Assets to be transferred, conveyed and assigned to Purchaser as provided herein.

     1.5. CONSENTS REQUIRED FOR TRANSFER. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to transfer, sublease or assign any contract, license, lease, commitment, sales order, purchase order or other agreement, or any claim or right or any benefit arising thereunder or resulting therefrom if any such attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of Purchaser thereunder. All contracts, licenses, leases, commitments, sales orders, purchase orders or other agreements, including, but not limited to, License Agreements, as to which such consent is required are set forth on Schedule 1.5 hereto. If any such consent is not obtained prior to the Closing Date, Seller shall continue to use all commercially reasonable efforts (without paying any additional consideration to the other party to such instrument, contract, lease, permit or other agreement or arrangement regarding such asset or in connection with obtaining any approval or consent) to obtain any such approval or consent after the Closing Date as promptly as possible, and Seller will cooperate with Purchaser in any lawful and reasonable arrangement mutually agreed to by the parties to provide that Purchaser shall receive the interest of Seller in the benefits under any such agreement, including, without limitation, enforcement for the benefit of Purchaser of any and all rights of Seller against the other party thereto arising out of the breach, termination or cancellation of such agreement by such other party or otherwise; provided that Purchaser shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Purchaser would have been responsible therefore hereunder if such consent or approval had been obtained.

     1.6. PERSONAL INFORMATION. Any personally identifiable information or other information collected or otherwise obtained by Seller that is subject to Seller's privacy policy ("PERSONAL INFORMATION") shall not be delivered, assigned or otherwise transferred to Purchaser, except Personal Information corresponding to individuals who have expressly agreed or consented to the disclosure and transfer of such information to Purchaser in a writing provided to Seller, which may be provided through e-mail or other electronic means such that the writing is capable of being saved, stored or otherwise recorded, and only upon Seller's receipt of such writings.

     1.7. IP LICENSE AGREEMENT.

     Purchaser acknowledges that the Seller has used and will continue to use certain of the Intellectual Property included in the Radical Mail software product as part of Seller's Courier software product (the "RADICAL/COURIER IP") in connection with developing, marketing and selling products and services worldwide to businesses with annual revenues of $10 million or less ("SMALL BUSINESSES"). In accordance therewith and as a condition to this Agreement, Purchaser hereby grants to Seller a worldwide, nonexclusive, fully paid and perpetual license, to use the Radical/Courier IP as it exists as of the Effective Date in source code and object code form for the purpose of developing, marketing and selling products and services to Small Businesses (the "LICENSE"). Seller may transfer the license granted herein to any Affiliate of Seller or in connection with a merger or consolidation or a sale of assets that includes the Small Business operations of Seller. Purchaser shall have no duty to update the Radical/Courier IP. Seller may not sublicense the Radical/Courier IP without the express written consent of Purchaser, except that Seller may sublicense the object code of the Radical/Courier IP or any part thereof in connection with the distribution of Seller's product and service offerings to Small Businesses, subject to customary restrictions on reverse engineering and decompilation. THE LICENSE GRANTED HEREIN IS PROVIDED "AS IS" WITHOUT WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE
IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE. Seller shall treat the Radical/Courier IP source code as Confidential Business Information, as defined in Section 7.14, of the Purchaser. "AFFILIATE" shall mean, as to any person or party, any entity that is controlled by, under common control with, or controlling such person or party.

         The License granted pursuant to this Section 1.7 is intended to be perpetual in term. This License shall survive the termination of this Agreement, unless this Agreement is terminated by Purchaser, pursuant to Section 12.1.1, due to a material breach by Seller of any term of this Section 1.7.

2. ASSUMPTION OF CERTAIN LIABILITIES

     2.1. Assumed Obligations. Subject to the performance by the parties hereto of their respective obligations hereunder, on the Closing Date, simultaneously with the sale, conveyance and assignment of the Assets by Seller to Purchaser, Purchaser shall assume and shall pay or cause to be paid or otherwise discharged when due, subject to the limitations contained herein, the following (and only the following) liabilities and obligations (collectively, the "Assumed Obligations"):

            2.1.1. All obligations of Seller accruing from and after the Closing Date under the Equipment Leases, the License Agreements (as defined below in Section 5.16.1) and the Assumed Contracts; and 2.1.2. All obligations of Seller related to the Real Estate Lease.

            2.1.3.  All customer  deposit  obligations  listed on Schedule 2.1.3

            2.1.4. All Colocation and Operating obligations listed on Schedule 2.1.4.

            2.1.5. All liability to provide health insurance and related coverage under Part 6 of Subtitle B of Title I of ERISA and IRC ss.4980B and of any similar state law ("COBRA") to all present employees of Seller engaged in the Business.

            2.1.6. The obligations related to payments due to and in connection with certain employees of Seller engaged in the Business as listed on Schedule 2.1.6.

            2.1.7. Any and all liabilities and obligations arising out of or relating to Purchaser's operation of the Business or use of the Assets after the Closing.

     2.2. EXCLUDED LIABILITIES. Except for the Assumed Obligations, Purchaser does not and will not assume, and Seller remains liable for, any liability or obligation (the "Excluded Liabilities") of any kind of Seller or any of its Affiliates, or any obligation relating to the Business, the use of the Assets or any other assets of Seller, or the performance by Seller under any contract, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown or otherwise, including, without limitation:

     2.2.1. Liabilities of Seller related to the Excluded Assets;

            2.2.2.  Any  liability  under any agreement  assumed under  Sections
1.1.15 or 1.1.16 that arises after the Closing Date but that arises out of or relates to any breach that occurred prior to the Closing Date;

            2.2.3. Liabilities with respect to workers' compensation or other employee related claims, and personal injury or property damage claims and contract claims, in each such case, only to the extent arising out of events or occurrences prior to the Closing Date;

            2.2.4. Except as otherwise provided in this Agreement, liabilities arising out of occurrences prior to the Closing Date;

            2.2.5.   Environmental   liabilities   resulting   from   incidents,
conditions or  occurrences  prior to the Closing  Date;

            2.2.6. Liabilities or obligations of Seller for Taxes (it being understood and agreed that Purchaser shall not be deemed to be Seller's transferee with respect to any Liabilities of any Seller with respect to payment of Taxes and that Purchaser shall be responsible for any Taxes arising out of Purchaser's conduct of the Business or use of the Assets from and after the Closing Date);

            2.2.7. Liabilities or potential liabilities of Seller under any Employee Welfare Benefit Plan; or

            2.2.8. Liabilities of Sellers (A) under any employment, severance, retention, or termination plan or agreement with or covering any present or former employee of Sellers ("SUBJECT EMPLOYEES"), whether due before, on or after the Closing Date, (B) arising out of or in connection with the termination of any Subject Employee, (C) arising out of relating to any employment-related grievance or claim of any Subject Employee, (D) relating to any payroll, sick pay, vacation pay, or other compensation owed to any Subject Employee, and (E) all employment obligations set forth as being satisfied by Seller in that certain Workout Plan attached hereto as Exhibit C (the "Workout Plan") shall be brought current by Seller as of the Closing Date.

     Any  liability of Seller not  expressly  assumed by  Purchaser  pursuant to
Section 2.1 (including, without limitation, any Excluded Liability that becomes a liability of Purchaser under any common law doctrine of successor liability or de facto merger), shall remain the sole responsibility and shall be retained, paid, performed and discharged solely by Seller.

     2.3. INSTRUMENTS TO ASSUME LIABILITIES. The assumption by Purchaser of the Assumed Obligations shall be effected by such instrument or instruments of assumption delivered to Seller on the Closing Date as shall be reasonably requested by Seller. Purchaser shall, at any time and from time to time after the Closing Date, execute and deliver such further instruments of assumption and do all such further acts as may be reasonably requested by Seller to implement the assumption of each such liability and obligation. The assumption by Purchaser of the Assumed Obligations shall in no way expand the rights or remedies of third parties against Purchaser as compared to the rights and remedies which such parties would have had against Seller had this Agreement not been consummated.

3. CLOSING; CLOSING DATE.

     The closing hereunder (the "CLOSING") shall take place at 10:00 a.m., local time, at the offices of Morris, Manning & Martin, LLP, 3343 Peachtree Road, N.E., 1600 Atlanta Financial Center, Atlanta, Georgia 30326, on June 30, 2003, or if earlier, the next business day after all of the conditions to the respective obligations of the parties have been satisfied or waived, or on such other date or other location as the parties may mutually agree in writing (the "Closing Date").

4. PURCHASE PRICE.

     In consideration of the sale, conveyance and assignment of the Assets, in addition to the assumption of the Assumed Obligations in the aggregate amount of $407,213 as provided for in Section 2.1 hereof, Purchaser shall pay One Million Two Hundred Forty-Two Thousand Two Hundred Seventy-Five Dollars and 68 Cents ($1,242,275.68) (the "Purchase Price") as follows:

     4.1 At  Closing,  via wire  transfer  to such  accounts  as  designated  on
Schedule 4.1 hereto, One Million Forty-Two Thousand Two Hundred Seventy-Five Dollars and 68 Cents ($1,042,275.68), less the amount, if any, of the unpaid principal as of the Closing Date pursuant to Purchaser's Promissory Note (the "NOTE") to Seller issued in connection with a secured bridge loan (the "BRIDGE LOAN") made by Purchaser to Seller on June 17, 2003; and

     4.2 On the three (3) month anniversary of the Closing Date, via wire transfer, Purchaser shall pay to Seller the principal amount of One Hundred Thousand Dollars ($100,000), together with interest accruing thereon at the prime rate published by the Chase Manhattan Bank as of the Closing Date (the "FIRST INDEMNITY HOLDBACK"). Prior to such payment, Purchaser shall be entitled to offset the payment of the First Indemnity Holdback against those claims for which Purchaser would otherwise be entitled to indemnification for under Section 10 hereof.

     On the twelve (12) month anniversary of the Closing Date, via wire transfer, Purchaser shall pay to Seller the principal amount of One Hundred Thousand Dollars ($100,000), together with interest accruing thereon at the prime rate published by the Chase Manhattan Bank as of the Closing Date (the "SECOND INDEMNITY HOLDBACK", together with the First Indemnity Holdback, the "INDEMNITY HOLDBACK"). Prior to such payment, Purchaser shall be entitled to offset the payment of the Second Indemnity Holdback against those claims for which Purchaser would otherwise be entitled to indemnification for under Section 10 hereof.

     4.3  Seller  and  Purchaser  agree to treat all  payments  made  under this
Section 4 and under the indemnity provisions of Section 10 as adjustments to the Purchase Price, and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise.

     4.4 The Purchase Price paid for the Assets shall be allocated and shall be deemed paid by Purchaser and received by Seller in accordance with the rules under Section 1060 of the Code and GAAP and in accordance with the valuation of the Assets set forth in an appraisal to be conducted following the Closing Date. Within ninety (90) days after the Closing Date, Purchaser and Seller shall agree upon an allocation (the "Allocation") of the consideration deemed paid to Seller by Purchaser with respect to the Assets. After the Closing, the parties shall make consistent use of the Allocation for all Tax purposes and in all filings, declarations and reports with the Internal Revenue Service ("IRS") or any state, local or other Tax authority in respect thereof, including the reports required to be filed under Section 1060 of the Internal Revenue Code. Purchaser shall prepare and deliver IRS Form 8594 to Seller at least twenty (20) days before such return is required to be filed with the IRS. Seller and Purchaser shall cooperate in the filing of any forms (including Form 8594) with respect to such Allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price. In any proceeding related to the determination of any Tax, neither Purchaser nor Seller shall contend or represent that such Allocation is not a correct Allocation, or otherwise take any position that is inconsistent with the Allocation. Notwithstanding any other provision of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

5. REPRESENTATIONS AND WARRANTIES OF SELLER.

     Seller hereby represents and warrants to Purchaser, subject to the exceptions specifically disclosed in writing in a disclosure schedule to be delivered by Seller to Purchaser prior to the execution of this Agreement and forming a part hereof as Exhibit B (the "Disclosure Schedules") (all such exceptions to be referenced to a specific representation set forth in this
Section  5),  that  as of the  date  hereof  and as of the  Closing  Date:

     5.1.  ORGANIZATION,  CORPORATE POWER AND AUTHORITY.  Except as set forth on
Schedule 5.1, Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the jurisdictions in which Seller conducts its business, except where the failure to so qualify will not have a material adverse effect on Seller's ability to perform its obligations under this Agreement together with all other exhibits to this Agreement and agreements, instruments and documents required to be delivered pursuant to this Agreement (collectively, the "Transaction Documents"). Seller has all requisite corporate power and authority to perform its obligations under the Transaction Documents.

     5.2. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance by Seller of the Transaction Documents to which it is a party, and the consummation by Seller of the transactions contemplated thereby, have been duly authorized by all necessary corporate action by Seller. This Agreement has been, and each other Transaction Document to which Seller is a party will be at the Closing, duly executed and delivered by Seller and constitute, or will, when delivered, constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

     5.3. EFFECT OF AGREEMENT. Except as more specifically described on Schedule 5.3, the execution, delivery and performance by Seller of the Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated thereby, will not violate the certificate of incorporation or bylaws of Seller, as currently in effect, or any Law (as defined below in Section 5.8) to which Seller is subject, or any judgment, award or decree or give rise to any right of termination, cancellation or acceleration of any right or obligation or constitute (with due notice or lapse of time or both) a default under any material indenture, material agreement or other material instrument to which Seller is a party, or by which Seller or its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien (as defined below in Section 5.18)or other encumbrance of any nature whatsoever upon any of the properties or assets of Seller, except to the extent the effect thereof will not be materially adverse to Seller's ability to fulfill its obligations under the Transaction Documents.

     5.4. GOVERNMENTAL APPROVALS. No consent, approval, authorization or permit of, or action of or filing with or notification by Seller to, any Governmental Entity (as defined in Section 5.8) is required for the execution and delivery by Seller of the Transaction Documents to which it is a party or the consummation by it of the transactions contemplated thereby, except for such consents, approvals, authorizations or permits which if not obtained would not be materially adverse to Seller's ability to fulfill its obligations under the Transaction Documents.


     5.5. SEC FILINGS; REPRESENTATIONS AND WARRANTIES.

            5.5.1. Except as expressly set forth on the Schedule 5.5, Seller has timely filed with the Securities and Exchange Commission (the "SEC") all forms, reports and other documents (the "SELLER SEC FILINGS") AS the Seller was required pursuant to the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"). As of their respective dates and except to the extent modified by subsequent disclosure in the Seller SEC Filings (including but not limited to disclosures by the Seller in the Seller SEC Filings of information with respect to the fraud perpetrated against Seller by its former transfer agent), the Seller SEC Filings complied in all material respects with the requirements of the Securities Act of 1933, as amended, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Seller SEC Filings, and none of the Seller SEC Filings as of the time they were filed (or if any such Seller SEC Filings were amended or superceded by a filing prior to the date of this Agreement, then on such filing date) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            5.5.2. Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Seller SEC Filings was prepared in accordance with Generally Accepted Accounting Principles ("GAAP") (except in the case of unaudited statements as permitted by Form 10-Q) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and except to the extent modified by subsequent disclosure in the Seller SEC Filings (including but not limited to disclosure by Seller in the Seller SEC Filings of information with respect to the fraud perpetrated against Seller by its former transfer agent), each fairly presents the consolidated financial position of Seller at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments).

     5.6. NO BROKERS OR FINDERS. Except as disclosed in Section 5.11, no agent, broker, finder or investment or commercial banker, or other individual, corporation, association, partnership, trust or other entity or organization (a "Person") engaged by or acting on behalf of Seller or its Affiliates in connection with the negotiation, execution or performance of the Transaction Documents, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

     5.7. ABSENCE OF CERTAIN CHANGES. Since December 31, 2002, Seller has used commercially reasonable efforts to preserve the Business, and since December 31, 2002, there has not been, with respect to the Business, any material transaction by Seller except in the ordinary course of business consistent with past practices.

     5.8. PERMITS; COMPLIANCE WITH LAWS. Seller is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easement, variances, exceptions, consents, certificates, identification and registration numbers, approvals, and orders of any governmental entity necessary for Seller to own, lease and operate the Assets or to produce, store, distribute and market its products in connection with the Business or otherwise to carry on the Business as it is now being conducted (collectively, the "Company Permits") and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of Seller, threatened, nor to the knowledge of Seller, is there any basis for the suspension or cancellation of any of the Company Permits. The Company Permits are all licenses, permits, and other authorizations from all governmental and regulatory authorities presently required to permit Seller to operate the Business in the manner in which it is presently conducted, except for such licenses, permits and other authorizations which if not obtained would not have a materially adverse effect on Seller's ability to operate its Business as presently conducted. Except as set forth on Schedule 5.8, the Company Permits are transferable to Purchaser under applicable laws, and upon execution and delivery of the Transaction Documents, the Purchaser will hold all of and be entitled to use the Company Permits in the operation of the Business. Seller is not in conflict with, or in default or violation of, (i) any Federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United Sates or any other jurisdiction, and any other similar act or law ("LAW") applicable to it in connection with the Business or by which any Asset is bound or affected or (ii) any Company Permit, the violation or noncompliance with any such Law or Company Permit would be materially adverse to Seller's ability to fulfill its obligations under the Transaction Documents. Schedule 5.8 sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Seller, threatened against it that could reasonably be expected to result in the suspension of cancellation of any Company Permit. Since December 31, 1998, Seller has not received from any federal, state or local or any foreign governmental, regulatory or administrative authority or agency or commission, or any court, tribunal or arbitral body (each, a "GOVERNMENTAL ENTITY") any written notification with respect to possible conflicts, defaults or violation of Laws in connection with the Business including, without limitation, laws, rules and regulations respecting occupational safety, environmental protection and employment practices. Except as set forth in Schedule 5.22, Seller has not been found by any Governmental Entity to have committed, in connection with the Business, any act of sexual, religious, age or racial discrimination or any act of sexual harassment which violates any federal, state, provincial, county, local or foreign law or regulation; and there is not pending or, to the knowledge of Seller, threatened any claim with respect to any of the foregoing in any court or before any Governmental Entity, nor, to the knowledge of Seller, is there any basis for any Person to make any such claim.

     5.9. EMPLOYMENT MATTERS.

            5.9.1. EMPLOYEES. Schedule 5.9.1 lists: (a) all present employees of Seller engaged in the Business, (b) their current rates of compensation, (c) their periods of employment with Seller, and (d) their accrued vacation, if applicable. Schedule 5.9.1 also indicates any of such parties who is absent from work due to a work-related injury, is receiving workers' compensation or is receiving disability compensation. Except as set forth on Schedule 5.9.1, with respect to the Business, there are no unpaid wages, bonuses or commissions (other than those not yet due) nor does Seller owe any Tax, penalty, assessment or forfeiture for failure to comply with any of the foregoing.

            5.9.2. COLLECTIVE BARGAINING. Seller: (a) since December 31, 2002, has not experienced any organized slowdown, organized work interruption, strike or work stoppage by employees of Seller; (b) is not a party to, nor is it obligated by, any oral or written agreement, collective bargaining or otherwise, regarding the rates of pay or working conditions of any of the employees of Seller; and (c) is not obligated under any agreement to recognize or bargain with any labor organization or union on behalf of the employees of Seller. The Seller has not effected (i) a plant closing as defined in the Worker's Adjustment and Retraining Notification Act of 1988, as amended from time to time (the "WARN Act") affecting any site of employment or one or more operating units within any site of employment of the Seller, or (ii) a mass layoff as defined in the WARN Act, nor has the Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the employees of the Seller has suffered an employment loss as defined in the WARN Act during the ninety-day period prior to the Closing Date.

            5.9.3. LABOR CLAIMS. (a) Neither Seller, nor any of its officers, directors, or employees, has been charged or, to Seller's knowledge, threatened with the charge of any unfair labor practice; and (b) Seller, is in compliance with all applicable federal and state laws and regulations concerning the employer-employee relationship and with all agreements relating to the employment of Seller's employees, including applicable wage and hour laws, workers' compensation laws, unemployment laws and social security laws. 5.9.4. Employment Agreements. Except as set forth on Schedule 5.9.4, (a) all officers, employees, and agents of Seller engaged in the Business are employees at-will and for indefinite terms, and (b) there are no outstanding agreements or arrangements with respect to severance payments for such employees.

          5.10. EMPLOYMENT BENEFITS PLANS.


                    5.10.1. GENERALLY. Schedule 5.10.1 lists each "employee benefit plan" (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), each an "Employee Benefit Plan") that Seller maintains for employees of the Business or to which Seller contributes or has any obligation to contribute relating to the Business.

                    (a) Each such Employee Benefit Plan, to Seller's knowledge (and each related trust, insurance contract, or fund) has been maintained, funded and administered in all material respects in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Internal Revenue Code (the "IRC"), and other applicable laws.

                    (b) The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an "employee welfare benefit plan" (as that term is defined in ERISA ss.3(1), each an "Employee Welfare Benefit Plan") subject to COBRA.

                    (c) To Seller's knowledge, all contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time periods prescribed by ERISA and the IRC to each such Employee Benefit Plan which is an "employee pension benefit plan" (as that term is defined in ERISA ss.3(2), each an "Employee Pension Benefit Plan") and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Welfare Benefit Plan.

            5.10.2. NO EMPLOYEE PLAN LIABILITY. Purchaser will have no liabilities for benefits, costs or expenses under any employee benefit plan of Seller or any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, health, medical, life insurance or other employee benefit plan, program, policy or arrangement, whether written or unwritten, formal or informal, which Seller maintains or to which Seller has any outstanding, present or future obligations to contribute or make payments under, whether voluntary, contingent or otherwise.

     5.11. CONTRACTS. Except only those contracts, agreements and commitments listed and described on Schedule 5.11 (complete and correct copies of each of which have been heretofore delivered to Purchaser), Seller is not a party to, and has no, contract, agreement or commitment of any kind or nature whatsoever, written or oral, relating to the Business or the Assets, of the following kind:

            5.11.1. any sales, advertising, license (other than licenses for "off-the-shelf" software licensed to Seller), franchise, distribution, dealer, agency, manufacturer's representative, or similar agreement, or any other contract that involves the payment of a commission, royalty, honoraria or other fee;

            5.11.2. any contract, commitment or other agreement requiring payments by the Seller or to the Seller over the term thereof aggregating in excess of $10,000 or requiring the performance of services or sale of products for more than one year (including any periods covered by any options to renew by any other Person) unless such contract, commitment or other agreement may be terminated without liability to Seller on ninety (90) days or less written notice;

            5.11.3.  any Employee Welfare Benefit Plan;

            5.11.4. any contract or commitment for the employment of any employee or consultant;

            5.11.5. any commitment for the payment of any severance or termination pay (including, without limitation, change of control or "golden parachute" provisions);

            5.11.6. any collective bargaining agreement or other contract with any labor union;

            5.11.7. any mortgage, indenture, promissory note, loan agreement, guaranty or other contract or commitment for the borrowing of money in excess of $10,000 or for a line or letter of credit in excess of $10,000;

            5.11.8. any contract or commitment with any stockholder or any current or former director, officer or employee of Seller which will be in effect on the Closing Date;

            5.11.9. any contract pursuant to which the right of Seller to compete with any other Person in the conduct of business anywhere in the world is restrained or restricted for any reason or in any way;

            5.11.10. any material contract or commitment guaranteeing the performance, liabilities or obligations of any Person where satisfaction of such obligation or liability reasonably may be expected to entail expenditure of $10,000 or more;

            5.11.11. any contract (not including the certificate of incorporation or bylaws of Seller, as presently in effect) which provides for the indemnification of any officer, director, employee or agent of Seller by Seller;

            5.11.12.   any   material   contract  or   commitment   for  capital
improvements or expenditures or with any contractor or  subcontractor;

            5.11.13. any contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities with any Person other than Seller;

            5.11.14. any contract or written arrangement with a dealer,  broker,
sales  agency,   advertising  agency,  or  other  person  engaged  in  sales  or promotional  activity;  or

            5.11.15. any contract or power of attorney or agency agreement or written arrangement with any person pursuant to which such person has authority to act on behalf of Seller.

     For purposes of this Section 5.11, a contract, commitment or other agreement shall be considered "material" if such contract, commitment or other agreement requires payments over the term thereof aggregating in excess of $10,000 or requires the performance of services or sale of products for more than one year (including any periods covered by any options to renew by any other Person) unless such contract, commitment or other agreement may be terminated without liability to Seller on ninety (90) days or less written notice.

     Except as set forth to the contrary on Schedule 5.11, (A) each of the contracts, commitments and other agreements listed on Schedule 5.11 is in full force and effect and, to the knowledge of Seller, is enforceable against the other parties thereto in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar Laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies, (B) Seller is not, and to the knowledge of Seller, no other party thereto is, in breach or default under any of such contracts, commitments and other agreements which would have a material adverse effect on the Business, and no claim of default by any party has been made or is now pending which would have a material adverse effect on the Business, and (C) to the knowledge of Seller, no event or condition exists which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default under any of such contracts, commitments and other agreements, or cause acceleration of any obligation thereunder, or would permit the termination or excuse the performance of any such contracts, commitments and other agreements by any party thereto, in any case which would have a material adverse effect on the Business. Each of the customer agreements set forth on Schedule 5.11 (such agreements, the "SCHEDULED CUSTOMER AGREEMENTS") is in full force and effect. Except as set forth to the contrary on Schedule 5.11, the execution, delivery and performance of the Transaction Documents by Seller does not and will not conflict with, or result in any breach of, or require the consent of any other Person under, or give rise to any right of termination, modification, cancellation or acceleration under, any of the contracts, commitments and other agreements listed on Schedule 5.11, in any case which would have a material adverse effect on the Business.

     5.12. SELLER'S FINANCIAL STATEMENTS. Attached hereto on Schedule 5.12 (the "SELLER FINANCIAL STATEMENTS") are the Financial Statements related for the fiscal year ended June 30, 2002 and the nine months ended March 31, 2003 ("BALANCE SHEET DATE"). The Seller Financial Statements: (1) present fairly the financial position of Seller as of the dates indicated and present fairly the result of operations of the Seller for the periods then ended, and (2) are in accordance with the books and records of Seller, which have been properly maintained and are complete and correct in all material respects, as of their respective dates. Notwithstanding the forgoing, the Seller Financial Statements for the nine months ended March 31, 2003 have not been finalized and are subject to final review and concurrence by Seller's auditors, which may result in normal and customary adjustments.

     5.13. TRADE ACCOUNTS AND OTHER RECEIVABLES. Except as set forth on Schedule 5.13, all Accounts Receivable and other receivables due or recorded in the books of account of the Seller as being due to the Seller as at June 27, 2003 (less the amount of any allowances or reserves therefor made in the records and books of account of Seller as of such date) were actually made in the ordinary course of business and shall (subject to the amount of any allowances or reserves therefor made in the records and books of account of Seller as of such date) be good and collectible in full in the ordinary course of business. Seller has delivered to Purchaser a complete and accurate aging list of all receivables of the Business as at June 27, 2003. Except as set forth on Schedule 5.13, no such receivable has been pledged or assigned to any other Person and no defense or set off to any such receivable has been asserted in writing by the receivable obligor, or, to the knowledge of Seller, exists.

     5.14. LITIGATION. Except as set forth on Schedule 5.14, no action, suit, claim, arbitration, governmental investigation or proceeding (an "ACTION"), whether legal or administrative or in mediation or arbitration, is pending or, to the knowledge of Seller, threatened, at law or in equity, before or by any Governmental Authority, against or affecting Seller, the Business or the Assets that individually or when aggregated with one or more other Actions has or would reasonably be expected to have a materially adverse effect on the Business, the Assets or Seller's ability to perform its obligations under the Transaction Documents; nor does Seller have knowledge of any basis for any such action, suit, claim, investigation or proceeding. There is no pending action, suit or proceeding which has been brought by or on behalf of Seller in any court, before any governmental agency or arbitration tribunal relating to the Business or the Assets. Seller is not in default with respect to any order, writ, information or decree of any Governmental Authority relating to the Business or the Assets. Seller is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Seller relating to the Business or the Assets in respect of any suits, claims, actions, proceedings and investigations. Seller is not subject to any outstanding order, writ, injunction or decree relating to the Business or the Assets that individually or when aggregated has or would reasonably be expected to have a materially adverse effect on the Business, the Assets or Seller's ability to perform its obligations under the Transaction Documents.


     5.15. ENVIRONMENTAL MATTERS. Seller is in compliance in all material respects with all applicable Environmental Laws (as defined below) relating to the Business or the Assets, which material compliance includes the possession by Seller of all permits and other governmental authorizations required under applicable Environmental Laws and the terms and conditions thereof. Seller has not received any written notice or written communication from any governmental agency, citizens group or Person that alleges that Seller is not in compliance in all material respects with any Environmental Law relating to the Business or the Assets. To the knowledge of Seller, no current or prior owner of any property leased or controlled by Seller relating to the Business or the Assets has received any written notice or written communication from any governmental agency, citizens group or Person, that alleges that such current or prior owner, or Seller, is not in compliance in all material respects with any Environmental Law relating to the Business or the Assets. All past noncompliance of Seller with Environmental Laws relating to the Business or the Assets or Environmental Permits relating to the Business or the Assets has been resolved without any pending, ongoing or future obligation, cost or liability. For purposes of this Agreement, "ENVIRONMENTAL LAW" means any federal, state, or local Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Law relating to emissions, discharges, releases or threatened releases, manufacture, storage, processing, distribution, use, treatment, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products, or other substances now or hereafter regulated by an Environmental Law or otherwise a danger to health or the environment.


     5.16. INTELLECTUAL PROPERTY. Schedule 1.1.4 (a) lists the following rights of Seller, as used in conjunction with the Business or the Assets: (i) patent registrations, patent applications, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto,
(ii) registered trademarks, trademark applications, trade names, registered service marks, service mark applications, and registered corporate names, (iii) unregistered trademarks and service marks, (iv) Internet domain names and Internet domain name applications, (v) registered copyrights and copyright registrations, renewals thereof and applications therefore, and (vi) other filings and formal actions made or taken pursuant to federal, state, provincial, county, local and foreign laws by Seller to protect its interests in its Intellectual Property, (b) identifies each application for or registration by Seller regarding the Intellectual Property of Seller which has been withdrawn, abandoned, or has lapsed or been denied, and (c) specifies any advice to Seller with respect to each such registration or protectability of the Intellectual Property, summarizing such advice. Seller is the sole owner of the foregoing and of all rights, title and interests relating thereto.

            5.16.1.  LICENSED  INTELLECTUAL  PROPERTY.  Except as  disclosed  in
Schedule 5.16.1, the Intellectual Property consists solely of items and rights which are: (A) exclusively owned by Seller; (B) in the public domain; or (C) rightfully used, sold, marketed or distributed by Seller pursuant to a valid license, contract or other agreement (the "Licensed Intellectual Property"), the parties, date, term and subject matter of each such license, contract or other agreement (each, a "License Agreement") being set forth on Schedule 1.1.7 , except for desk-top office software generally available at retail and purchased for less than $1,000. Seller has all rights in the Intellectual Property material to the current operation of the Business including, but not limited to, the Intellectual Property used in connection with the customer fulfillment, production (including network operations at the Seller's collocation facility), financial reporting and billing and collection functions of the Business (the "Material Intellectual Property"), including without limitation, to the extent required to carry out such activities, all necessary rights to make, use, offer to sell, sell, reproduce, adopt, create derivative works based on, translate, distribute (directly or indirectly), transmit, display and perform publicly, license, rent and lease the Material Intellectual Property. No Person other than Seller, including without limitation, any customer of Seller, has ownership rights in the Material Intellectual Property including, without limitation, any modifications or improvements thereto, excluding any Licensed Intellectual Property and Material Intellectual Property that is in the public domain or as otherwise set forth in any Customer Contract.

            5.16.2. NO INFRINGEMENT OF MATERIAL INTELLECTUAL PROPERTY. To the knowledge of Seller, the previous, current or presently contemplated reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in the Material Intellectual Property by Seller does not infringe, misappropriate or otherwise violate any United States patent, copyright, maskwork, database protection right, and moral right, trade secret, confidential information, trademark, service mark, trade name, firm name, Internet domain name, logo, or other intellectual property or proprietary right of any Person. No claims, demands, licensing requests or other allegations (A) challenging the validity, effectiveness or, other than with respect to the Licensed Intellectual Property, ownership by Seller of any of the Material Intellectual Property, or (B) to the effect that the previous, current or contemplated use, distribution, licensing, sublicensing, sale or any other exercise of rights in any of the Material Intellectual Property by Seller infringes or will infringe on any Material Intellectual Property or other proprietary right of any Person have been asserted or, to the knowledge of Seller, are threatened by any Person, nor are there, to the knowledge of Seller, any valid grounds for any bona fide claim of any such kind. To the knowledge of Seller, all rights in Material Intellectual Property held by or licensed to Seller are valid, enforceable and subsisting. To the knowledge of Seller, there is no unauthorized use, infringement or misappropriation of any of the Material Intellectual Property by any third party, employee, consultant, contractor, former employee, former consultant, or former contractor. To the knowledge of Seller, Seller is not using or making use of any confidential information or trade secrets of any third party in conducting the Business, except as may be incorporated in or used in connection with any Licensed Intellectual Property.

            5.16.3. THIRD PARTY NONDISCLOSURE AGREEMENTS. All third parties who have received any Software Programs (as defined below in Section 5.16.7) or other Material Intellectual Property material to the operation of the Business, have executed commercially reasonable nondisclosure agreements or license agreements containing restrictions against disclosure.

            5.16.4. NO INFRINGEMENT COMMUNICATION. Seller has not sent to any Person or otherwise communicated to another Person in the past five (5) years any charge, complaint, claim, demand or notice asserting infringement, misappropriation or other violation of any Material Intellectual Property right, nor is any such infringement, misappropriation or other violation occurring or threatened.

            5.16.5. AGENT NON-DISCLOSURE AGREEMENTS. All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception, development or improvement of the Material Intellectual Property on behalf of Seller, have executed nondisclosure agreements in the form delivered to Purchaser, and either (i) have been a party to an arrangement or agreements with Seller in accordance with applicable federal, state and/or foreign law that has accorded Seller full, effective, exclusive and original ownership of all tangible and intangible Material Intellectual Property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of such Seller as assignee that have conveyed to Seller effective and exclusive ownership of all tangible and intangible Material Intellectual Property thereby arising. Except as set forth on Schedule 5.16.5, all right, title and interest in and to all Material Intellectual Property developed by any employee or independent contractor of Seller has been properly assigned to Seller. Without limiting the foregoing, Seller is the owner of all right, title and interest to all inventions (whether patentable or not), including but not limited to all inventions of any of Seller's employees or of any independent contractor that are material to the Business as presently conducted.

            5.16.6. NO VIOLATION OF MATERIAL  INTELLECTUAL  PROPERTY AGREEMENTS.
Except as provided on Schedule 5.16.6, Seller is not, nor as a result of the execution or delivery of the Transaction Documents, or performance of Seller's obligations thereunder, will be, in violation of any license, sublicense, agreement or instrument to which Seller is a party or otherwise bound; nor will execution and delivery of the Transaction Documents, or performance of Seller's respective obligations thereunder, cause the diminution, termination or forfeiture of any of the Material Intellectual Property.

            5.16.7. SOFTWARE PROGRAMS. Schedule 5.16.7 contains a true and complete list of all software programs, applications or functionality (the "Software Programs") (i) used, owned, developed, sold, licensed, marketed, provided, made available or under development by Seller in connection with the Business, or (ii) used in the operation, maintenance or support of any aspect of the Business, other than desk top office software generally available at retail and purchased for less than $1,000. Seller has the rights to license or owns full and unencumbered right and good, valid and marketable title to the Material Intellectual Property, including but not limited to the Software Programs free and clear of all mortgages, pledges, Liens, security interests, conditional sales agreements, encumbrances or charges of any kind. All unexpired representations and warranties made or given by Seller to any of its respective customers respecting any of the Material Intellectual Property, including but not limited to the Software Programs, are true and correct in all material respects.

            5.16.8. SOURCE CODE PROTECTION. Except as provided for in Schedule 5.16.8, the source code, system documentation and trade secrets relating to the Software Programs (A) have at all times been maintained in strict confidence,
(B) have been disclosed by Seller only to employees or representatives who have a "need to know" the contents thereof in connection with the performance of their duties to the Seller and who have executed the nondisclosure agreements referred to in Section 5.16.5 above, and (C) to Seller's knowledge, have not been disclosed to any third party. Except as provided for on Schedule 5.16.8, the Persons to whom any source code and system documentation relating to the Software Programs has been provided have executed a nondisclosure agreement in the form delivered to the Purchaser. All Software Programs that have been placed in escrow by Seller for the benefit of a third party have been and are currently escrowed pursuant to customary escrow agreements. Schedule 5.16.8 lists each such escrow agreement and the beneficiaries thereof. No other Person possesses, has been provided with, or claims a right to be provided with the source code of any of the Software Programs.

            5.16.9. NO CONCEALED ACCESS. Except as provided on Schedule 5.16.9, no Software Program contains any "backdoor", "trojan horse" concealed access, any "software locks," virus or similar undocumented devices which, upon the occurrence of a certain event, the passage of a certain amount of time or the taking of any action (or the failure to take any such action) by or on behalf of Seller or any third party, will cause any software, database, or information in any database to be destroyed, erased, damaged or otherwise rendered inoperable or inaccessible; provided that, solely as the foregoing representation relates to any License Agreement, such representation is limited to the knowledge of Seller.

            5.16.10. COMPLIANCE WITH EXPORT CONTROLS. Seller has exported, distributed and otherwise used the Software Programs in accordance with all material federal, state, and foreign export control laws and regulations applicable to the Software Program or Seller, including, without limitation, obtaining registrations, licenses and approvals and taking such other actions as may be required by the same.

            5.16.11. NO GOVERNMENTAL OWNERSHIP. All Software Programs, Material Intellectual Property or other materials submitted to, or developed for, a governmental agency by Seller were submitted as "commercial items," and no government agency owns or has unlimited rights in any Software Programs, Material Intellectual Property or other materials submitted to, or developed for, a government agency by Seller.

            5.16.12. NO ROYALTIES. There are no royalties, honoraria, fees or other payment payable by Seller in connection with the Material Intellectual Property to any Person.

            5.16.13. NO LICENSE AGREEMENT BREACH. Seller is not in material breach nor has failed to perform under any License Agreement or any other agreement relating to the Material Intellectual Property, and to Seller's knowledge, no other party to any License Agreement or any agreement relating to the Material Intellectual Property is in material breach thereof or has failed to perform.

            5.16.14. NO PATENT DOMINATION. To the Seller's knowledge, there is no patent or published patent application which contains claims that dominate or may dominate any of the Material Intellectual Property or that otherwise interferes with any of the Material Intellectual Property.

            5.16.15. APPROPRIATE FILINGS. Seller has made all required disclosures, elections and other filings, including without limitation those required under all contracts, grants, agreements and other permissions between Seller and a federal agency and federal regulations applicable thereto, and taken all other actions necessary to obtain all rights, title and interests in and to all Material Intellectual Property material to the Business conceived or developed with federal funding.

            5.16.16. COMPLIANCE WITH PRIVACY LAWS. Seller has been and is in compliance with the terms and conditions of any and all privacy policies used in connection with the Business as well as all applicable laws and regulations on privacy and marketing. No claims, demands, or allegations have been made by any Person against Seller asserting that it has not complied with the terms and conditions of any such privacy policies, law or regulations and to the knowledge of Seller, no such claims are threatened by any Person, nor are there, to the knowledge of Seller, any valid grounds for any such claim.

            5.16.17. CONTRACTOR COMPLIANCE. To the knowledge of Seller, all software and work product provided to Seller under, or developed for Seller under any contractor services agreement or agency or other agreement conforms in all material respects to the applicable specifications set forth by Seller in such agreement.

     5.17. Taxes. Except as disclosed in Schedule 5.17, the Seller has timely filed all requisite federal, state, local and other Tax returns relating to or affecting the Business for all fiscal periods ended on or before the Closing Date, and has duly paid in full or made adequate provision in the Seller Financial Statements for the payment of all Taxes for all periods ending at or prior to the Closing Date. There are no examinations in progress or claims against Seller for any period or periods prior to and including the Closing Date and no notice of any claim for Taxes, whether pending or, to the knowledge of Seller, threatened, has been received. The amounts shown as accruals for Taxes on the Seller Financial Statements are sufficient for the payment of all Taxes for all fiscal periods ended on or before that date. Seller has no liability with respect to Taxes that would have a material adverse effect upon Purchaser's right, title and interest in or Purchaser's right to use or enjoy (free and clear of any Lien (as defined in Section 5.18) or restriction, other than Permitted Liens) any Asset, any Assumed Obligation or any aspect of the Business acquired by Purchaser pursuant to this Agreement. Except for the Permitted Liens, as of the Closing, Seller has received no notice of any claim, whether pending or, to the knowledge of Seller, threatened, for Taxes which would create a Lien on the Assets or have a material adverse effect on the Business. Seller has not applied for and is not required to apply for a California seller's permit regarding the remittance of California sales and use tax. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, ad valorem, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments, not including any sales or transfer taxes that may be assessed on the sale of the Assets described in this Agreement.

     5.18. PROPERTIES. Except as set forth on Schedule 5.18, Seller owns outright, or has good and marketable title or rights under license to, all of the Assets, free and clear of any mortgage, lien, pledge, charge, claim, conditional sale or other agreement, lease or encumbrance of any sort ("Liens") except (a) Liens for Taxes not yet due and payable, (b) Liens imposed by applicable law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen and the like, and (c) those Liens identified as Permitted Liens on
Schedule 5.18 (the "PERMITTED LIENS"), and such assets constitute all of the assets required for Purchaser to carry on the Business as it has been conducted.

            5.18.1. Seller does not own any real property used in connection with the Business. Schedule 5.18.1 lists all premises used in connection with the Business leased in whole or in part by Seller. Complete and correct copies of all such leases, subleases, licenses and other documents concerning such agreements and the interests of Seller therein have been heretofore delivered to Purchaser, all of which leases, subleases, licenses and other agreements are validly enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally. No material alterations are being made (or for which any commitment has been made) in any premises of Seller used in connection with the Business. To the knowledge of Seller, no improvement, fixture or equipment of Seller in or on any such premises, nor the occupation or leasehold of the Seller and its subsidiaries with respect thereto, is in violation of any law, including, without limitation, any zoning, building, safety, health or environmental law.

            5.18.2. EXCEPT AS OTHERWISE DISCLOSED ON SCHEDULE 5.18.2, ALL OF THE EQUIPMENT, OWNED OR LEASED BY SELLER, USED IN THE REGULAR CONDUCT OF THE BUSINESS has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

            5.19. CERTAIN BUSINESS PRACTICES. Neither Seller, nor any director, officer, agent or employee of Seller (in their capacities as such) has, in connection with the Business, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment. Neither Seller, nor any director, officer, employee or agent of Seller (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Seller) has since January 1, 2000, directly or indirectly in connection with the Business, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Seller or assist Seller in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had an adverse effect on the Business or the Assets.

            5.20. RELATED PARTIES. Except as described on Schedule 5.20, Seller is not party to any contract relating to the Business or the Assets with or for the benefit of, or indebted, obligated or liable in any manner relating to the Business or the Assets to (i) any Affiliate of Seller, or (ii) any director, officer or employee of any such party or any natural person related by blood, adoption or marriage to any such person (each, a "RELATED PARTY"). To the knowledge of Seller, and except as set forth on Schedule 5.20, no Related Party of Seller directly or indirectly owns or controls any assets or properties which are used in the Business. To the knowledge of Seller, and except as set forth on
Schedule 5.20, no Related Party directly or indirectly engages in, or has any significant interest in or any significant connection with, any business which is, or has been since January 1, 2000, a competitor, customer or supplier of the Business or which currently sells or provides products or services which are competitive with the products or services sold or provided in connection with the Business.

            5.21. BUSINESS ACTIVITY RESTRICTION. There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Seller is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the Business by Purchaser. Seller has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its technology or product to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business related to the Business.

            5.22. ILLEGAL DISCRIMINATION. Except as set forth on Schedule 5.22, Seller has not been found by any court or governmental department, commission, board, agency or instrumentality to have committed any act of sexual, religious, age or racial discrimination or any act of sexual harassment which violates any federal, state, provincial, county, local or foreign law or regulation, there is not pending or, to the knowledge of any Seller, threatened any claim with respect to any of the foregoing in any court or before any governmental department, commission, board, agency or instrumentality, and to the knowledge of each Seller there is no basis for such a claim to be made by any Person.

            5.23. NO MATERIAL STATEMENT OR OMISSION OF MATERIAL FACT. Neither the Transaction Documents nor the representations and warranties by Seller contained therein or in any documents, instruments, certificates or Disclosure Schedules furnished pursuant thereto contained, or contains, as of their respective dates, any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER.


     Purchaser represents and warrants to Seller that as of the date hereof and as of the date of the Closing:

     6.1. ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     6.2. CORPORATE POWER AND AUTHORITY. Purchaser has all requisite power and authority, corporate or otherwise, to enter into the Transaction Documents to which it is a party and to assume and perform its respective obligations thereunder. The execution and delivery of the Transaction Documents and the performance of its obligations thereunder by Purchaser have been duly authorized by all necessary corporate action of Purchaser, and no further action or approval, corporate or otherwise, is required in order to constitute the Transaction Documents as valid, binding and enforceable obligations of Purchaser.

     6.3. NO CONSENT NECESSARY. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by, or filing with, any governmental agency, commission, board, bureau or instrumentality or any other Person is necessary or required as to Purchaser in order to constitute the Transaction Documents as valid, binding and enforceable obligations of Purchaser in accordance with their respective terms.

     6.4. NO MATERIAL STATEMENT OR OMISSION OF MATERIAL FACT. Neither the Transaction Documents nor the representations and warranties by Purchaser contained therein or in any documents, instruments, certificates or Schedules furnished pursuant thereto contained, or contains, as of their respective dates, any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained therein not misleading.


     6.5. EFFECT OF AGREEMENT.

     The execution, delivery and performance by Purchaser of the Transaction Documents to which it is a party, and the consummation by it of the transactions contemplated thereby, will not violate the Certificate of Incorporation or bylaws of Purchaser, as currently in effect, or any Law to which Purchaser is subject, or any judgment, award or decree or give rise to any right of termination, cancellation or acceleration of any right or obligation or constitute (with due notice or lapse of time or both) a default under, any material indenture, agreement or other instrument, or result in the creation or imposition of any Lien or other encumbrance of any nature whatsoever upon any of the properties or assets of Purchaser, except to the extent the effect thereof will not be materially adverse to Purchaser's ability to fulfill its obligations under the Transaction Documents.

     6.6. LITIGATION.

     No Action, whether legal or administrative or in mediation or arbitration, is pending or, to the knowledge of Purchaser, threatened, at law or in equity, before or by any Governmental Authority, against or affecting Purchaser, that individually or when aggregated with one or more other Actions has or would reasonably be expected to have a materially adverse effect on Purchaser's ability to perform its obligations under the Transaction Documents; nor does Purchaser have knowledge of any basis for any such action, suit, claim, investigation or proceeding. Purchaser is not subject to any outstanding order, writ, injunction or decree that individually or when aggregated has or would reasonably be expected to have a materially adverse effect on Purchaser's obligations under the Transaction Documents.

7.  COVENANTS.

     7.1. ACCRUED VACATION, ETC. Seller shall pay the Transferred Employees (as defined in Section 8.1.10 herein) for all amounts due such Transferred Employees and scheduled to be paid to such employees by Seller in the Workout Plan.

     7.2. PURCHASER ACCESS TO BOOKS AND RECORDS. From and after the Closing, Seller will authorize and permit Purchaser and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Seller's business, to all Books and Records (as hereinafter defined) for purposes of identifying and photocopying those Books and Records copies of which Purchaser wishes to obtain. All rights, title and interest in any and all copies of Books and Records obtained by Purchaser in accordance with this Section 7.2 shall thereupon vest with Purchaser. Seller agrees to maintain the Books and Records in accordance with its normal document retention practices after the Closing Date. For purposes of this Agreement, "BOOKS AND RECORDS" shall mean all of the books, records, data and information relating to the Business, including, without limitation, all general, financial and accounting records, purchase orders and invoices, sales orders, and sales order log books, personnel records, correspondence, and miscellaneous records with respect to customers and supply sources, and all other general correspondence, records, books, and files now owned or in the possession of Seller. Purchaser and its authorized representatives shall have, and Seller shall afford Purchaser and its authorized representatives, reasonable access to any minute books, stock books and similar corporate records and accounting records retained by Seller relating to the Business.

     7.3. SELLER ACCESS TO BOOKS AND RECORDS. The parties agree to use commercially reasonable efforts to maintain the records and files relating to the Business transferred to Purchaser by Seller hereunder for a minimum of three
(3) years from the Closing Date, except as agreed to in writing by the parties. For a period of two (2) years after the Closing Date, at reasonable times and upon reasonable notice, Seller and its authorized representatives shall have, and Purchaser shall afford Seller and its authorized representatives, access to the books and records conveyed to Purchaser hereunder.

     7.4. BENEFITS. The Transferred Employees shall be treated under all benefit plans and programs of Seller as having terminated their employment with Seller as of the closing of business on the Closing Date, and, except as otherwise provided herein, all accrued benefits and entitlements of such employees under all of Seller's benefit plans and programs, shall be paid or otherwise discharged by Seller in accordance with the provisions of the plans, subject to applicable law.

     7.5. NO EMPLOYEE PLAN LIABILITY. Purchaser shall not adopt, assume or otherwise become responsible for, either primarily or as a successor employer or otherwise, and shall have no liability whatsoever with respect to, any "CONTROLLED GROUP EMPLOYEE BENEFIT PLAN" (I.e., any employee benefit plan (within the meaning of ERISA ss.3(3)) or any other plan or arrangement contributed to or sponsored or maintained by, the Seller or any "SELLER AFFILIATE" (i.e., any entity which, together with the Seller, would constitute a single employer under ss.ss.414(b), (c), (m) or (o) of the IRC), or any such plan or arrangement for which the Seller or any Seller Affiliate could incur liability. The preceding sentence applies to any liability with respect to a Controlled Group Employee Benefit Plan, regardless of whether such liability involves employees of the Seller, and regardless of when or how such liability arises. Additionally, Seller agrees not to assert that Purchaser is a successor employer of the Seller or any Seller Affiliate. Consistent with the foregoing, Purchaser shall not assume liability for any group health continuation coverage or coverage rights under IRC ss.4980B or Part 6 of Title I of ERISA applicable to, or arising with respect to, any group health plan sponsored and/or maintained by the Seller or any Seller Affiliate at any time prior to or after the Closing.

     7.6. NO EMPLOYEE LIABILITIES. Seller shall remain liable for all Seller Employee Liabilities, regardless of when or how such liability arose, and regardless of whether such liability may result in or has resulted in a claim upon the Assets. For purposes of the preceding sentence, the term "SELLER EMPLOYEE LIABILITIES" shall mean any claims, liabilities, costs, expenses or compensation which exist, which arise by reason of, or which are in any way connected with or based on (1) an employee's employment relationship with Seller and/or the termination of such relationship, (2)
foreign, federal, state, county or municipal fair employment practices act and/or any law, ordinance or regulation promulgated by any foreign, federal, state, county, municipality or other state subdivision as applied to employees of Seller, (3) interference with and/or breach of contract with employees of Seller, (4) retaliatory or wrongful discharge of any employee of Seller, (5) intentional or negligent infliction of emotional distress or mental anguish upon employees of Seller, (6) outrageous conduct with respect to employees of Seller,
(7) interference with business relationships, contractual relationships or employment relationships involving employees of Seller and any third party, (8) breach of duty, fraud, fraudulent inducement to contract, breach of right of privacy, libel, slander, or tortious conduct of any kind with respect to employees of Seller, (9) violations of Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991 and/or 42 U.S.C. ss.1981 with respect to employees of Seller, (10) violations of the Age Discrimination in Employment Act of 1967, the Age Discrimination Claims Assistance Act of 1988 and/or the Older Workers' Benefit Protection Act with respect to employees of Seller, (11) violations of federal or state handicap or disability discrimination laws or acts, including, but not limited to, the Rehabilitation Act of 1973 and the Americans with Disabilities Act with respect to employees of Seller, (12) discriminatory or wrongful acts against employees of Seller, (13) violations of ERISA or the Family and Medical Leave Act or the Fair Labor Standards Act with respect to employees of Seller, (14) violations of the workers' compensation laws of any state or other jurisdiction, (15) violations of any other federal, state, county or municipal law or regulation with respect to employees of Seller.

     7.7. CONSENTS; FAILURE TO OBTAIN CONSENTS. In the event any consent to the assignment of any Assumed Contracts or Company Permits is required in connection with the transactions contemplated hereby and has not been obtained as of the Closing, then for a period not to exceed one hundred twenty (120) days after the Closing Date, Seller and Purchaser shall cooperate in any arrangement reasonably satisfactory to the parties designed to fulfill Seller's obligations pursuant to
Section 1.5 above.

     7.8. FURTHER ASSISTANCE. Seller shall execute and deliver to Purchaser, at Closing or thereafter, any other instrument of transfer and conveyance and shall do all such further acts as may be reasonably requested by Purchaser after Closing and which are reasonably appropriate to perfect or evidence any of the sales, assignments, transfers, conveyances, undertakings or agreements contemplated by this Agreement, or to transfer any Assets or to aid and assist Purchaser in collecting and reducing to possession any and all of the Assets or to vest in Purchaser good, valid, and marketable title to the Assets.

     7.9. COOPERATION ON ACCOUNTS RECEIVABLE.

            7.9.1. GENERALLY. Following the Closing, Seller shall use commercially reasonable efforts to cooperate with Purchaser in Purchaser's collection of the Accounts Receivable (as defined in Section 1.1.8), but Purchaser hereby acknowledges such cooperation by Seller does not constitute any assurance by Seller to Purchaser of the collection of such accounts. Purchaser and Seller will make their personnel reasonably available to the other upon reasonable notice during Purchaser's business hours for purposes of the collection of the Accounts Receivable, provided that such cooperation by Seller's personnel will not unreasonably interfere with the conduct of Seller's business. The obligations of Purchaser and Seller pursuant to the preceding two sentences shall terminate one hundred eighty (180) days following the Closing Date.

            7.9.2. REMITTANCE OF PAYMENTS. Seller agrees that any payment received by Seller on or after June 25, 2003, which is designated by the customer to be a payment for an invoice sent by Seller for services rendered in connection with the Business prior to the Closing (a "PRE-CLOSING INVOICE") and which constitutes a part of the Accounts Receivable, shall be forwarded to Purchaser within ten (10) days of receipt by Seller. Seller agrees that any payment received by Seller which is designated by the customer to be a payment for an invoice sent by Purchaser for services rendered after Closing (a "POST-CLOSING INVOICE") shall be forwarded to Purchaser within ten (10) days of receipt by Seller. Seller hereby irrevocably nominates, constitutes and appoints each of the directors and officers of Purchaser as the attorney-in-fact and agent of Seller in its place and stead and on its behalf to endorse for and in the name of Seller and to deposit to the credit of Purchaser in any bank account of Purchaser any check, bills of exchange, notes and negotiable instruments to which Purchaser is entitled pursuant to Section 1.1 hereof and which are payable to Seller and received by Purchaser in the operation of the Business after the Closing Date, and further agrees to provide such authorization as the banker of Purchaser may require in order to accept such checks for deposit to the credit of Purchaser.

            7.9.3. RIGHT TO AUDIT. Purchaser shall have the right, for a period of 180 days subsequent to Closing, to audit, or to designate an independent accountant or other representative to audit, the accounts receivable and cash receipts books and records of Seller to verify that all payments of the Accounts Receivable subsequent to the Closing have been accurately and timely remitted to Purchaser. Purchaser may exercise its right to audit by providing at least five
(5) days notice to Seller, and shall not exercise its right to audit more often than once every thirty days. All such audits shall be conducted at Seller's premises during Seller's normal business hours. All costs and expenses of such audits shall be borne by Purchaser, unless an audit identifies payments totaling $25,000 or more that have not been remitted to Purchaser on a timely basis, in which case Seller shall reimburse Purchaser for all costs and expenses of that audit.

     7.10. TAX RETURNS. Seller shall duly file or cause to be filed all Tax returns related to Taxes of any nature with respect to the Business or the Assets for all periods ending on or prior to the Closing Date and pay all Taxes due with respect to such periods exclusive of any sales or transfer Taxes resulting from the sale of the Assets hereunder, which will be paid by Purchaser. Purchaser shall duly file or cause to be filed all Tax returns related to Taxes of any nature with respect to the Business or the Assets for all periods after the Closing Date and pay all Taxes due with respect to such periods.

     7.11. PRORATION. Notwithstanding anything herein to the contrary, any Taxes imposed on the Real Estate Lease and the Assets and other expense items such as utilities and similar expenses with respect to the Assets that relate to a period beginning before the Closing Date and ending after the Closing Date (an "OVERLAP PERIOD") shall be apportioned as of the Closing Date such that Seller shall be liable for (and shall reimburse Purchaser to the extent that Purchaser shall have paid) that portion of such Taxes and other expense items relating to, or arising in respect to, periods on or prior to the Closing Date and Purchaser shall be liable for (and shall reimburse Seller to the extent Seller shall have paid) that portion of such Taxes and other expense items relating to, or arising in respect to, periods after the Closing Date. All amounts to be prorated will be prorated as of the Closing Date and appropriate settlement made within thirty
(30) days after such final determination. The parties shall agree upon a closing statement reflecting any such prorations to be made at the Closing and satisfactory mechanisms for final reconciliation of proration of amounts determined after the Closing. Such proration will be adjusted to fairly reflect the taxable value of the Business prior to the Closing for Taxes attributable to Seller, and the taxable value of the Business after the Closing attributable to Purchaser.

     7.12. SELLER COVENANT NOT TO COMPETE.

                  [Intentionally Deleted]

     7.13. Transition Cooperation; Mail Received After Closing. Seller agrees to use commercially reasonable efforts to facilitate the transfer of all utilities used exclusively for the Business, if any, into Purchaser's name, including the transfer of any exclusive local telephone numbers, electrical service, water and sewage. Following the Closing, Purchaser will, at no cost to Seller, provide shared telephone-related services to Seller until such time as Seller can obtain an operational telephone system dedicated to the Business, provided, however, that Purchaser shall not be required to provide such shared telephone related services for more than twenty (20) business days after the Closing Date. Seller will promptly direct to Purchaser all telephone calls, emails, faxes, mail and deliveries received following the Closing with respect to the Business. Following the Closing, Purchaser may receive and open all mail addressed to Seller at the Business and, to the extent that such mail and the contents thereof relate to the Business or the Assets, deal with the contents thereof at its discretion. Purchaser shall notify Seller of (and provide Seller complete copies of) any mail that on its face obliges Seller to take any action or indicates that action may be taken against Seller and any mail applicable solely to Seller or the Excluded Assets. Purchaser agrees to use commercially reasonable efforts to remove or reasonably cover or obscure all of Seller's trademarks used in the Business which are visible to the general public, within thirty (30) days following the Closing Date.


7.14.  Confidentiality.   Without  Purchaser's  consent  otherwise,  not  to  be
unreasonably withheld, Seller will treat and hold as confidential all information of Seller concerning the Business that is of value to the Business, is not used in Seller's business that it will continue after the Closing and that has been treated as confidential by Seller, including without limitation the Purchase Price paid by Purchaser hereunder ("CONFIDENTIAL BUSINESS INFORMATION"), and shall refrain from using any of the Confidential Business Information except in connection with this Agreement, and deliver promptly to Purchaser or destroy, at the request and option of Purchaser, all tangible embodiments (and all copies) of the Confidential Business Information which are in its possession for a three (3) year period following Closing, except that any Confidential Business Information that is also considered a trade secret under applicable law shall not be disclosed so long as such information remains a trade secret and which is not generally known or available to the public other than as a result of unauthorized or unlawful disclosure directly or indirectly by Seller. In the event that Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Business Information, Seller will notify Purchaser promptly of the request or requirement so that Purchaser may seek an appropriate protective order or waive compliance with the provisions of this section. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any Confidential Business Information to any tribunal or else stand liable for contempt, Seller may disclose the Confidential Business Information to the tribunal.

     7.15. SALES TAX. If it is determined that the transactions contemplated by this Agreement are not exempt from sales Taxes, Purchaser shall pay such sales Taxes.

     7.16. USE OF PROCEEDS. Seller hereby agrees that it shall use the Purchase Price paid to it pursuant to this Agreement as set forth in the Workout Plan and only as set forth in the Workout Plan.

     7.17. FILING OF UCC AMENDMENTS. Seller agrees to cause UCC Amendments to be filed as promptly as possible after the Closing Date evidencing the discharge of any and all Liens on or relating to any or all of the Assets or the Business, provided that Seller may use the purchase money paid by Purchaser at Closing to satisfy the obligations underlying such Liens.

     7.18. CERTIFICATE OF RELEASE OF BUYER (DE2220). Promptly following the Closing, Seller agrees to take such actions as necessary to obtain a Certificate of Release of Buyer (DE2220) (the "DE2220"), issued by the Employment Development Department of the Health and Human Services Agency of the

State of California pursuant to Section 1732 of the California Unemployment Insurance Code (the "CUIC") and to deliver same to Purchaser, such DE2220 to certify that no contributions, interest, and penalties are due and that Purchaser is not required to withhold in trust money or property sufficient in amount or value to cover the amount due or unpaid from Seller. The Seller shall be solely responsible for the application for such certificate, as well as supplying all records and reports necessary under the CUIC to issue such a certificate.

8. CONDITIONS OF CLOSING; EFFECT OF CLOSING.

     8.1. CLOSING DELIVERABLES TO PURCHASER.

     The following shall have occurred and or shall be delivered to the Purchaser at or prior the Closing Date: 8.1.1. The representations and warranties of Seller in the Transaction Documents that are expressly qualified by reference to materiality shall be true in all respects and all representations and warranties that are not so qualified shall be true and correct in all material respects as of the Closing Date (except for those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and Purchaser shall have received certificates to that effect dated the Closing Date and executed by an officer of Seller.

            8.1.2. Each of the agreements and covenants of Seller to be performed under the Transaction Documents at or prior to the Closing Date shall have been duly performed and Purchaser shall have received a certificate to that effect dated the Closing Date and executed by an officer of Seller.

            8.1.3. No injunction or restraining order shall be in effect or shall have been instituted or threatened to forbid or enjoin the consummation of the transactions contemplated by the Transaction Documents and no federal, state, provincial, county, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

            8.1.4. There shall have been no damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business or the Assets.

            8.1.5. All necessary consents of any Person under the contracts, agreements, licenses, leases and commitments listed on Schedule 8.1.5 hereof, including consents to assign the Assumed Contracts (or any other contract to be assigned by Seller to the Purchaser and assumed by the Purchaser hereunder) to the execution and delivery of the Transaction Documents by Seller and the consummation of the transaction contemplated thereby shall have been obtained and delivered to Purchaser.

            8.1.6. All consents, authorizations, orders or approvals of, and filings or notices to, any federal, state, provincial, county, local or foreign governmental agency, commission, board or other regulatory body which are required for, or in connection with, the execution and delivery of the Transaction Documents by Seller and the consummation of the transactions contemplated thereby, and in order to permit or enable Purchaser to conduct the Business after the Closing Date in a manner substantially similar to the Business as conducted by Seller as of the date hereof, shall have been duly obtained or made, except for such consents, authorizations, orders or approvals which if not obtained would not be materially adverse to Seller's ability to fulfill its obligations under the Transaction Documents.



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



            8.1.7. Purchaser shall have received certified copies of resolutions duly adopted by the board of directors of Seller authorizing and approving the execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby.

            8.1.8. Purchaser shall have received a duly executed Bill of Sale, in substantially the form attached as Exhibit D, and such other endorsements, assignments, drafts, checks and other documents of transfer, conveyance and assignment valid to transfer all right, title and interest in and to the Assets to Purchaser and to vest in Purchaser good and marketable title to the Assets, in form and substance satisfactory to Purchaser.

            8.1.9. Purchaser shall have received all records, leases, contracts, agreements, correspondence and other documents of Seller that pertain to the Business and the Assets. Unless otherwise requested by Purchaser, delivery of the foregoing shall not be effected by physical delivery at the Closing, but by surrendering or providing access to the premises containing the foregoing to Purchaser.

            8.1.10. The employment of each of the employees of the Seller listed on Schedule 8.1.10 hereto (the "TRANSFERRED EMPLOYEES") shall have been terminated by Seller and each of such Transferred Employees shall have signed and returned to Purchaser an offer letter and restrictive covenant agreement in substantially the form attached hereto as Exhibit E.

            8.1.11. An Agreement of Assumption duly executed and delivered by Seller, in substantially the form attached as Exhibit F;

            8.1.12. Opinion of Stradling, Yocca, Carlson & Rauth, counsel to Seller, in substantially the form attached as Exhibit G;

            8.1.13. A release of all Liens and covenant not to sue satisfactory to Purchaser from each of the creditors of Seller who have Liens on any of the Assets (the "Secured Creditors") regarding any potential claim any of such Secured Creditors might assert after the Closing against Purchaser or any of the Assets, and a copy of all UCC Termination statements filed in all relevant jurisdictions providing evidence of discharge of such Liens;

            8.1.14. An opinion from Friend & Company, advisor to Seller, addressed to Purchaser, that the sale of the Assets to Purchaser pursuant to this Agreement is fair and reasonable and is in the best interests of Seller, its stockholders, and creditors;

            8.1.15. Delivery of evidence satisfactory to Purchaser that all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception, development or improvement of the Intellectual Property on behalf of Seller, have executed nondisclosure agreements, and either (i) have been a party to an arrangement or agreements with Seller in accordance with applicable federal, state and/or foreign law that has accorded Seller full, effective, exclusive and original ownership of all tangible and intangible Intellectual Property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of such Seller as assignee that have conveyed to Seller effective and exclusive ownership of all tangible and intangible Intellectual Property thereby arising;

            8.1.16. Delivery of copies of all assignments to the Seller of any patent registrations that are contained in the Intellectual Property;




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



            8.1.17. Seller shall have issued to Morrison & Foerester ("MoFo") such shares of Series D Preferred Stock called for by that certain Settlement and Release Agreement dated as of June 25, 2003 by and between the Seller and MoFo;

            8.1.18. Purchaser shall have received a settlement and release agreement, in form satisfactory to Purchaser, from Donald Nosek releasing Seller and Purchaser from all claims, causes of action, judgments, demands, rights of action and other rights of his arising from or in connection with the performance of services to Seller;

            8.1.19. A brief describing Seller's due process of obtaining the maximum fair priced for the Purchased Assets; and

            8.1.20. All material undelivered documents, instruments and writings required to be delivered by Seller to Purchaser at Closing.

     8.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The following shall have occurred and or shall be delivered to the Seller at or prior the Closing
Date:

            8.2.1. The representations and warranties of Purchaser in the Transaction Documents that are expressly qualified by reference to materiality shall be true in all respects and all representations and warranties that are not so qualified shall be true and correct in all material respects as of the Closing Date (except for those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), and Seller shall have received certificates to that effect dated the Closing Date and executed an officer of Purchaser.

            8.2.2. Each of the agreements and covenants of Purchaser to be performed under the Transaction Documents at or prior to the Closing Date shall have been duly performed in all material respects and Seller shall have received a certificate to that effect dated the Closing Date and executed by officers of Purchaser.

            8.2.3. No injunction or restraining order shall be in effect or shall have been instituted or threatened to forbid or enjoin the consummation of the transactions contemplated by the Transaction Documents and no federal, state, provincial, county, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation hereof.

            8.2.4. Seller shall have received a certified copy of resolutions duly adopted by the board of directors of Purchaser authorizing and approving the execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby.

            8.2.5. The License Agreement in substantially the form attached as Exhibit B, duly executed and delivered by Purchaser; and

            8.2.6. Seller shall have received the initial payment of the Purchaser Price set forth in Section 4.1.

9. CERTIFICATES AND DELIVERIES.

     9.1. No Waiver by Purchaser. The consummation of the Closing shall not be deemed to be a waiver by the Purchaser of any of the Purchaser's rights or remedies for breach of any representation, warranty, covenant or agreement by Seller without regard for any knowledge of or investigation with respect thereto made by or on behalf of Purchaser, unless Purchaser shall have waived in writing prior to Closing its rights or remedies for a breach of a specifically identified representation, warranty, covenant or agreement of Seller.

     9.2. NO WAIVER BY SELLER. The consummation of the Closing shall not be deemed to be a waiver by Seller of any of Seller's rights or remedies for breach of any representation, warranty, covenant or agreement by Purchasers without regard for any knowledge of or investigation with respect thereto made by or on behalf of Seller, unless Seller shall have waived in writing prior to Closing their rights or remedies for a breach of a specifically identified
representation,    warranty,   covenant   or   agreement   of   Purchaser.

10. INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

     10.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations, warranties, covenants and agreements made by the parties to the Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby for a period of two (2) years. Notwithstanding anything to the contrary contained herein, the expiration of any such survival periods shall not preclude any claim for indemnification under this Section 10 based on or arising from a claim asserted or proceeding initiated by a third-party, including, but not limited, to a claim by any Governmental Entity for Taxes in respect to any period beginning prior to Closing. No claim or cause of action resulting from a breach hereunder may be asserted unless asserted in writing to the party as to which there is alleged a breach prior to the expiration of the applicable survival period; provided, however, that the representations, warranties, covenants, indemnities and agreements contained herein shall survive after the applicable survival period with respect to any claim that a party shall make in writing in accordance with this Agreement (including claims for which only an estimate of potential losses can be provided) prior to the expiration of such survival period, and shall not expire until such claim or cause of action is finally resolved.

     10.2. SELLER INDEMNITIES. Purchaser shall indemnify, defend and hold Seller, and each of its respective directors, officers, employees, shareholders, agents and Affiliates, and their respective successors and assigns (the "SELLER INDEMNITEES"), harmless from and against any and all claims, demands, damages, losses, obligations, liabilities, claims, deficiencies, write-offs, impairments, charges, costs and expenses, (including without limitation reasonable attorneys' fees and other costs and expenses incident to any action, investigation, claim or proceeding) (all hereinafter collectively referred to as "Losses"), suffered, sustained, incurred or required to be paid by any Seller Indemnitee by reason of
(i) any representation or warranty made by Purchaser in this Agreement or in any other Transaction Document being untrue or incorrect, (ii) the failure of Purchaser to perform any covenant or agreement to be performed by the Purchaser under this Agreement or under any other Transaction Document, (iii) any of the Assumed Obligations, or (iv) any Taxes, including, without limitation, sales Taxes, penalties, or other charges or fees owed by Purchaser to any governmental authority with respect to the Business or the Assets, whether or not such liabilities are known to Purchaser, that arise do to the operation of the Business or the use of the Assets after the Closing Date or the consummation of the transactions contemplated by this Agreement.

     10.3. PURCHASER INDEMNITIES. Seller shall indemnify, defend and hold Purchaser and its directors, officers, employees, shareholders, agents and
Affiliates, and their respective successors and assigns (the "PURCHASER INDEMNITEES"), harmless from and against any and all Losses suffered, sustained, incurred or required to be paid by any Purchaser Indemnitee by reason of (i) any representation or warranty made by Seller in this Agreement or in any other Transaction Document being untrue or incorrect, (ii) the failure of Seller to perform any covenant or agreement to be performed by Seller under this Agreement or under any other Transaction Document, (iii) any noncompliance of Seller with any Bulk Sales Laws (defined as Uniform Commercial Code Article
6) or fraudulent transfer law in respect of the transactions contemplated by this Agreement, (iv) any indebtedness, liabilities and obligations of Seller other than the Assumed Obligations, (v) any of the claims or litigation described in Schedule 5.14 hereto, (vi) any of the Excluded Liabilities, (vii) accruals or increases to any of the assumed accounts payable from the amounts shown on the Seller's books and records as of the Closing Date, (viii) any Taxes, including, without limitation, sales Taxes, penalties, or other charges or fees owed by Seller to any governmental authority, whether or not such liabilities are known to Seller, as of the Closing Date, or (ix) any payments made by or costs incurred to Purchaser (A) in satisfaction of delinquent obligations of Licensed Intellectual Property used in the ordinary course of business, (B) in connection with the Purchasers fulfillment of customer obligations for which Seller had previously received and spent the customer's deposit; (C) in connection with any creditor taking action against the Purchaser due to the Seller's inadequate satisfaction of liabilities existing at Closing Date, including but not limited to charges of fraudulent conveyance or preference under California or federal law; or (D) in connection with payment of contributions, interest, and penalties due to the Employment Development Department of the Health and Human Services Agency of the State of California to cover the amount due or unpaid from Seller pursuant to the CUIC.

     10.4. NOTICE PROCEDURE AND CONTENTS. If any party (thE "INJURED PARTY") receives notice of any claim or the commencement of any action or proceeding with respect to which the other party (or parties) is obligated to provide indemnification (the "INDEMNIFYING PARTY") pursuant to this Section 10, the Injured Party shall give the Indemnifying Party written notice thereof promptly following the Injured Party's receipt of such notice, provided, however, that the failure to give or delay in giving such notice to the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations under this Section 10 except to the extent, if any, that such failure or delay resulted in actual prejudice to the Indemnifying Party's rights hereunder. In addition, if the Injured Party is aware of, or has a reasonable belief that there exists, the basis for a claim for which the Indemnifying Party would be required to provide indemnification hereunder when and if such claim is brought by a third party, the Injured Party may, but shall not be required to, give a written notice to the Indemnifying Party of the existence of such potential claim. In each case, such notice shall describe the claim in reasonable detail and shall indicate the amount or estimated amount of the Losses that have been or may be sustained by the Injured Party. If the amount of a claim or potential claim is uncertain or unknown at the time the notice is given to the Indemnifying Party, the Injured Party shall make a good faith estimate of the maximum potential Losses it may incur, but such estimate shall not in any way limit or restrict the Injured Party's rights hereunder to indemnification for all Losses actually suffered or incurred as a result of such claim or potential claim. The Indemnifying Party agrees to defend, contest or otherwise protect the Injured Party against any such suit, action, investigation, claim, potential claim or proceeding at the Indemnifying Party's own cost and expense, using counsel reasonably acceptable to the Injured Party, provided, that the Injured Party shall not be required to permit the Indemnifying Party to assume the defense or any third party claim or action which if not first paid, discharged or otherwise complied with would result in an interruption or interference with the conduct of the business of the Injured Party. The Injured Party shall reasonably cooperate, at the request and reasonable expense of the Indemnifying Party, in the defense against any such suit, action, investigation, claim or proceeding and shall make available to the Indemnifying Party any books, records or other documents within the control of the Injured Party that are reasonably required for such defense. Notwithstanding the above, Purchaser shall have the rights described in Section 8.15 above to settle and pay any Taxes owed by Seller, with the amount so paid, including interest, penalties and reasonable costs, expenses and legal fees, to be reimbursed by Seller.

     10.5. INJURED PARTY DEFENSE. The Injured Party shall have the right, but not the obligation, to participate (but not control) at its own expense in the defense or settlement of any such suit, action, investigation, claim or proceeding; provided, however, that if the Injured Party and the Indemnifying

Party shall have conflicting claims or defenses, the Indemnifying Party shall not have control of such conflicting claims or defenses, and the Injured Party shall be entitled to appoint a separate counsel for such claims and defenses at the cost and expense of the Indemnifying Party. The Indemnifying Party shall not be released from any obligation to indemnify the Injured Party hereunder with respect to a claim without the prior written consent of the Injured Party, unless the Indemnifying Party delivers to the Injured Party a binding and enforceable agreement settling or compromising such claim with no monetary liability to or injunctive relief against the Injured Party and with a complete release of the Injured Party with respect thereto.

     10.6. FAILURE OF INDEMNIFYING PARTY TO DEFEND. If the Indemnifying Party fails to timely defend, contest or otherwise protect the Injured Party against any such suit, action, investigation, claim or proceeding, the Injured Party shall have the right to defend, contest or otherwise protect against the same and may make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party, including without limitation reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or compromise or settlement thereof.

     10.7.  ASSERTION OF  ADDITIONAL  CLAIMS.  If an Injured  Party  asserts the existence of any other claim, the Indemnified Party shall notify the Indemnifying Party of the nature and amount of the Losses asserted (estimated if necessary). If the amount of a claim or potential claim is uncertain or unknown at the time the notice is given to the Indemnifying Party, the Injured Party shall make a good faith estimate of the maximum potential Losses it may incur, but such estimate shall not in any way limit or restrict the Injured Party's rights hereunder to indemnification for all Losses actually suffered or incurred as a result of such claim or potential claim. If the Indemnifying Party, within a period of fifteen (15) days after the giving of such notice by the Injured Party, shall not give written notice to the Injured Party announcing its intention to contest such assertion of the Injured Party (such notice by the Indemnifying Party being hereinafter called the "CONTEST NOTICE"), such assertion of the Injured Party shall be deemed accepted and the amount of the Losses shall be deemed established. If, however, a Contest Notice is given to the Injured Party within the 15-day period, then the contested assertion of a claim and resulting Losses shall be settled in accordance with the provisions of
Section 11 hereof. The Injured Party and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a claim and resulting Losses, and, upon the execution of such agreement, such Losses shall be deemed established.

     10.8. LIMITS ON INDEMNIFICATION.

            10.8.1.  Notwithstanding  anything to the contrary,  under  Sections
10.2 and 10.3, neither party will be liable to indemnify the other party for any Losses until the total amount of all such Losses exceeds $25,000; provided, however, that if the amount of such Losses exceeds $25,000, then (i) the obligations of the Indemnifying Party to the Injured Party will include payment of the entire amount of all Losses; and (ii) the Seller's aggregate liability under Section 10.3 shall be limited to $1 million.

            10.8.2. No Injured Party under this Section 10 shall be entitled to indemnification under this Agreement with respect to any breach of any representation, warranty, covenant or agreement after the termination thereof pursuant to Article 10.1, except with respect to breaches for which notice was given to the Indemnifying prior to the termination of the representation, warranty, covenant or agreement to which it relates.

            10.8.3. The indemnification provisions of this Section 10 shall be the sole and exclusive remedy of the parties against one another with respect to any Losses under this Agreement. Any amounts due on indemnification claims by Purchaser under Section 10.3 shall first be deducted from the Indemnity Holdback.

     10.9. PUNITIVE DAMAGES. In no event shall an Indemnifying Party be liable to any Injured Party hereunder for punitive damages or penalties.

11. DISPUTE RESOLUTION.

     Any dispute that may arise under or in connection with this Agreement or any other Transaction Document shall be settled by arbitration. The venue for any such arbitration shall be Atlanta, Georgia, or such other location as the parties may mutually agree in writing. Except as expressly set forth herein, all proceedings under this Section 11 shall be undertaken in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in force. Only individuals who are on the AAA register of arbitrators shall be selected as an arbitrator. There shall be one arbitrator, who shall be chosen in accordance with the rules of the AAA. Within thirty (30) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusion of law. Judgment on the written award may be entered and enforced in any court of competent jurisdiction. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided, however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the arbitrator's full fees and expenses or, if in the arbitrator's opinion there is no prevailing party, arbitrator's fees and expenses will be borne equally by the parties thereto.

12. TERMINATION.

     12.1. TERMINATION METHODS. By notice given prior to or at the Closing, subject to Section 12.2 hereof, this Agreement may be terminated as follows:

            12.1.1. By Purchaser if a material breach of any provision of this Agreement has been committed by Seller and such breach continues for ten (10) business days after written notice by Purchaser to Seller specifying such breach and notifying Seller of Purchaser's intent to terminate this Agreement;

            12.1.2. By Seller if a material breach of any provision of this Agreement has been committed by Purchaser and such breach continues for ten (10) business days after written notice by Seller to Purchaser specifying such breach and notifying Purchaser of Seller's intent to terminate this Agreement;

            12.1.3. By Purchaser if any condition in Section 8.1 hereof has not been satisfied as of the date specified for Closing in Section 3 hereof or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before such date; or

            12.1.4. By Seller, if any condition in Section 8.2 hereof has not been satisfied as of the date specified for Closing in the first sentence of
Section 3 hereof or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before such date; or

            12.1.5.  By mutual  written  consent of Purchaser and Seller.

     12.2.  Remedies Upon  Termination.  Each party's right of termination under
Section 12.1 hereof is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 12.1 hereof, all obligations of the parties under this Agreement shall terminate, except that the obligations of the parties in this Section 12.2 and Sections 11 and 13 hereof shall survive; provided, however, that if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the non-terminating party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all available remedies shall survive such termination unimpaired.

13. MISCELLANEOUS.

     13.1. ENTIRE AGREEMENT. This Agreement and the other Transaction Documents (including the Disclosure Schedules which are made a part thereof) constitutes the entire agreement of the parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in the Transaction Documents and in any financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of the Transaction Documents or any part thereof shall be valid unless in writing and signed by or on behalf of the parties thereto.

     13.2. NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement are for the benefit of Purchaser and Seller only, and no employee of Seller or any other person shall have any rights hereunder. Nothing herein expressed or implied shall confer upon any employee of Seller, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

     13.3. NOTICES. Any and all notices or other communications or deliveries required or permitted to be given or made shall be in writing and delivered personally, or sent by certified or registered mail, return receipt requested and postage prepaid or sent by overnight courier service as follows:

                           If to Purchaser:
                                    Silverpop Systems Inc.
                                    11 Piedmont Center
                                    Suit 510
                                    Atlanta, Georgia 30305
                                    Attention:  Chief Executive Officer
                                    Facsimile No.:  404-262-4301

                           with a copy to:

                                    Morris, Manning & Martin, LLP
                                    1600 Financial Center
                                    3343 Peachtree Road, N.E.
                                    Atlanta, Georgia 30326
                                    Attention:  Rosemarie A. Thurston, Esq.
                                    Facsimile No.:  404-504-7635

                           If to Seller:

                                    Avalon Digital Marketing Systems, Inc.
                                    5255 N. Edgewood Dr.
                                    Suite 250
                                    Provo, Utah  84604
                                    Attention:  Chief Executive Officer
                                    Facsimile No.:  (801) 225-1361

                           with a copy to:

                                    Stradling Yocca Carlson & Rauth
                                    660 Newport Center Drive
                                   Suite 1600
                                    Newport Beach, California  92660
                                    Attention:  Christopher D. Ivey, Esq.
                                    Facsimile No.:  (949) 725-4100

or at such other address as any party may specify by notice given to such other party in accordance with this Section 13.2. The date of giving of any such notice shall be the date of hand delivery, three (3) days after the date of the posting of the mail or the date when deposited with the overnight courier.

     13.4. WAIVER IN WRITING. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of similar or different nature, unless expressly so stated in writing.

     13.5. INTERPRETATION. For purposes of this Agreement, the term "knowledge of Seller", or similar terms, shall mean the actual knowledge that any director or "key employee" of Seller has (with respect to such key employee, if Seller knows or should know the key employee has knowledge or expertise with respect to the specific subject matter), and including the knowledge that a reasonable individual in such capacity could be expected to know after due inquiry. For purposes of this Section 13.5, "key employee" shall mean officers, CxOs and vice presidents.

     13.6. GOVERNING LAW. The Transaction Documents shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state. Except for disputes that are subject to binding arbitration pursuant to Section 11 hereof, the parties hereto agree that any suit or proceeding arising out of the Transaction Documents or the consummation of the transactions contemplated thereby shall be brought only in State of Delaware. The parties hereto each waive any claim that such jurisdiction is not a convenient forum for any such suit or proceeding and the defense of lack of personal jurisdiction. Should any clause, section or part of the Transaction Documents be held or declared to be void or illegal for any reason, all other clauses, sections or parts of the Transaction Documents which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

     13.7. FEES AND EXPENSES. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, all fees and expenses incurred in connection with the Transaction Documents (including without limitation all legal, accounting, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the Transaction Documents and the transactions contemplated hereby) shall be the obligation of the party incurring such fees and expenses.

     13.8. PUBLIC COMMUNICATIONS. Purchaser, on the one hand, and Seller, on the other, shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated thereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     13.9. ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns or heirs and personal representatives; provided, however, that no party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties hereto.

     13.10. CONSUMMATION. Each party shall, at the request of another party hereto, execute and deliver such other documents and instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     13.11. HEADING. The headings or captions under sections of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or effect any of the provisions of this Agreement.

     13.12. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counter arty together shall be deemed an original part of this Agreement.




                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date and year first above written.




Attest:                                              SILVERPOP SYSTEMS INC.

By: /s/ Fredrick A. Baumbach                         By: /s/ William Nussey
-----------------------------------------            -----------------------------------------
Name: Fredrick A. Baumbach                           Name: William Nussey
Title:V.P. Finance and Secretary                     Title: Chief Executive Officer



Attest:                                              AVALON DIGITAL MARKETING SYSTEMS, INC.

By: /s/ Michael Friedl                               By: /s/ Robert Webber
-----------------------------------------            -----------------------------------------
Name: Michael Friedl                                 Name: Robert Webber
Title: Chief Financial Officer                       Title: Chief Executive Officer

                                List of Exhibits

         Exhibit A                  -       Intellectual Property Assumptions

         Exhibit B                  -       Disclosure Schedules

         Exhibit C                  -       Workout Plan

         Exhibit D                  -       Bill of Sale

         Exhibit E                  -       Restrictive Covenant Agreement

         Exhibit F                  -       Agreement of Assumption

         Exhibit G                  -       Opinion Letter